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                                                                     EXHIBIT 3.3

                                                                          Page 1

                              State of Delaware
                       Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "ZIFF DAVIS INTERNET INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-NINTH DAY OF FEBRUARY, A.D. 2000, AT 9 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

[SEAL]
                                        /s/ Edward J. Freel
                                        -------------------
                                        Edward J. Freel,
                                        Secretary of State

3185275 8100H                                       AUTHENTICATION:     0559507

001357720                                                     DATE:    07-14-00
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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/29/2000
                                                             001102445 - 3185275

                         CERTIFICATE OF INCORPORATION

                                      OF

                           ZIFF DAVIS INTERNET INC.

                                  ARTICLE ONE

          The name of the corporation is Ziff Davis Internet Inc.

                                  ARTICLE TWO

          The address of the corporation's registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

                                 ARTICLE THREE

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOUR

          The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.

                                 ARTICLE FIVE

          The name and mailing address of the sole incorporator are as follows:

               NAME                               MAILING ADDRESS
               ----                               ---------------

               Thaddine G. Gomez                  200 East Randolph Drive
                                                  Suite 5700
                                                  Chicago, Illinois 60601

                                  ARTICLE SIX

          The corporation is to have perpetual existence.

                                 ARTICLE SEVEN

          In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                      -2-
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                                 ARTICLE EIGHT

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                 ARTICLE NINE

          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE TEN

          The corporation expressly elects not to be governed by (S)203 of the General Corporation Law of the State of Delaware.

                                ARTICLE ELEVEN

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                      -3-
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          I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 29th day of February, 2000.

                              /s/ Thaddine G. Gomez
                              ---------------------
                              Thaddine G. Gomez
                              Sole Incorporator

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